NEWS                           Company Contact: Anthony Christon
                                                         Chief Financial Officer
                                                         Jaclyn, Inc.
                                                         (201) 868-9400

                 JACLYN, INC. REPORTS RESULTS FOR THIRD QUARTER
                 ----------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

West New York, NJ, May 15, 2003..........................Jaclyn, Inc. (AMEX:JLN)
today reported financial results for the third quarter ended March 31, 2003. Net Sales for the third quarter ended March 31, 2003 were $20,816,000 compared to $22,020,000 for last year's third quarter. The Company reported a net loss for the third quarter ended March 31, 2003 of $213,000, or $.09 per diluted share. This compares to a net loss for the same period in 2002 of $505,000, or $.20 per diluted share. Last year's third quarter's results, however, include a pre-tax, non-cash charge of $809,000 ($518,000 after tax, or $.20 per share) related to the required amortization of a portion of the allocated purchase price, pursuant to Statement of Financial Accounting Standard (SFAS) No. 141, for the previously reported acquisition on January 10, 2002 of Topsville, Inc., a New York City based manufacturer and distributor of private label infants' and children's clothing.

Net sales for the nine-month period ended March 31, 2003 were $86,450,000 compared to $55,898,000 for the same period last year. Net earnings for the first nine months was $892,000, or $.34 per diluted share, compared to a net loss in the prior year comparable period of $568,000, or $.22 per diluted share. Included in the nine-month period ended March 31, 2002 is the above- mentioned amortization charge of $809,000 ($518,000 after tax, or $.20 per share).

Mr. Allan Ginsburg, Chairman of the Board noted that "due primarily to the non-renewal of our licensing arrangement with Anne Klein, this year's third quarter sales were below sales for the same period last year, and we incurred a loss for the quarter. However, as previously reported, we expect this year's full fiscal results to be substantially better than last year, even without giving effect to the SFAS No. 141 charge, mostly due to the addition of the children's apparel business, and due to increased sales in our women's sleepwear division."


         Note: This press release may contain forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual performance and results may vary as a result of a number of risks, uncertainties and other factors, both foreseen and unforeseen, including general economic and business conditions, competition in the accessories and apparel markets, continuing favorable sales patterns, pricing and consumer buying trends. Additional uncertainty exists for the potential negative impact that Sudden Acute Respiratory Syndrome ("SARS") may have on our business relative to production in the Far East and other countries in which we operate.

Jaclyn, Inc. is a designer, manufacturer and marketer of apparel, handbags, sport bags, premiums and related accessories. Our website address is www.jaclyninc.com


                           - See Accompanying Table -

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

                          JACLYN, INC. AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                       Three Months                       Nine Months
                                      Ended March 31,                   Ended March 31,
                               ----------------------------      ---------------------------
                                   2003            2002              2003           2002
                               ------------    ------------      ------------   ------------
Net Sales                      $ 20,816,000    $ 22,020,000      $ 86,450,000   $ 55,898,000

Net (Loss)Earnings             $   (213,000)   $   (505,000)     $    892,000   $   (568,000)

Net (Loss)Earnings per
    Common Share -diluted      $       (.09)   $       (.20)     $        .34   $       (.22)

Average Number of
    Shares Outstanding-
    Diluted                       2,496,000       2,561,000         2,601,000      2,561,000


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